THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.
                             MEMORANDUM OF AGREEMENT

Agreement made this _________ day of ____________, 20___ by and between The Guardian Insurance & Annuity Company, Inc. ("GIAC"), a Delaware corporation and a wholly-owned subsidiary of The Guardian Life Insurance Company of America ("Guardian Life"), having its Principal office located at 7 Hanover Square, New York, New York, 10004 and ________________ ("AGENT").

1. The undersigned Agent is presently a Career Development Manager ("CDM") of Guardian Life in accordance with a Memorandum of Agreement bearing an effective date of _______________ ("Guardian Life CDM Agreement").

2. GIAC hereby appoints the Agent CDM of GIAC for the limited purpose of conducting and overseeing the business relating to the products specified in Appendix A of this Agreement.

3. The CDM shall at all times be associated with Park Avenue Securities LLC ("PAS"), a Broker-Dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD") as an NASD Registered Representative or NASD Registered Principal and, if the particular jurisdiction requires, shall be licensed or registered as a securities agent of PAS. The CDM must at all times be validly licensed, registered or appointed by GIAC as a variable contracts agent in accordance with the requirements of the jurisdiction where solicitations for contracts occur. The CDM, his agents, brokers and Field Representatives may solicit for and sell contracts in any jurisdiction where such contracts are filed and approved for sale by the governmental authorities having jurisdiction, provided the CDM, his agents, brokers and Field Representatives are all validly licensed, registered or otherwise qualified as required for the solicitation and sale of the contracts in such jurisdictions.

4. To the extent applicable, the CDM shall comply strictly with: (a) the laws, rules and regulations of all jurisdictions (state and local) in which the CDM, his agents, brokers and Field Representatives solicit applications for and sell contracts; (b) federal laws and the rules and regulations of the SEC; (c) the rules of the NASD; (d) the rules and procedures of PAS, and (e) the rules and procedures of GIAC. The CDM understands that failure to comply with such laws, rules, regulations and procedures may result in disciplinary action against the CDM by the SEC, a state or other local regulatory agency that has jurisdiction, the NASD, PAS or GIAC. Before any solicitations or sales of contracts are made, the CDM shall become familiar with and abide by the laws, rules, regulations and


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      procedures of all the above mentioned agencies or parties as are currently in effect and as they may be changed from time to time.

5. The CDM shall have all applications for contracts accurately completed or reviewed and signed by the applicant and shall submit the applications to GIAC through PAS together with all payments received from applicants without any reductions. The CDM, his agents, brokers and Field Representatives shall cause all checks or orders for contracts to be made payable to GIAC. GIAC shall reject any application that is submitted by or on behalf of a CDM, his agents, brokers and Field Representatives not appropriately licensed as required by paragraph 3 of this Agreement.

6. The CDM, his agents, brokers and Field Representatives shall not make any statements concerning the products except those that are contained in the current prospectuses for them and the prospectuses for their underlying variable investment options and they shall not solicit for applications or make sales through the use of mailings, advertisements or sales literature or any other method of contact unless the material or a complete description of the method has been filed wit the NASD and received written approval of PAS from a Registered Principal whose office is located in a PAS Office of Supervisory Jurisdiction as that term is defined by NASD rules.

7. In connection with the agent's appointment as a GIAC CDM for the purpose set forth in paragraph 2 above, the entire Guardian Life CDM Agreement referred to above and attached hereto as the Exhibit, including all compensation adjustment provisions, is incorporated herein by reference. Guardian Life CDM Agreement compensation provisions that do not apply to the products in Appendix A are as noted below. All references to "Company" within the Guardian Life CDM Agreement shall apply with full force and effect to GIAC. Additionally, the Registered Representative's Agreement between the CDM and PAS and the Agent's Agreement between the CDM and GIAC are incorporated herein by reference and attached hereto as Exhibits.

8. This Agreement may be terminated as outlined in Section IV of the Guardian Life CDM Agreement. In addition, it shall be automatically terminated if the Guardian Life CDM Agreement, PAS Registered Representative Agreement or GIAC Agent's Agreement is terminated.


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IT SHALL BE EXPRESSLY UNDERSTOOD BY THE AGENT THAT THIS AGREEMENT SHALL NOT BE
EFFECTIVE UNLESS THE AGENT IS VALIDLY LICENSED IN ACCORDANCE WITH THE REQUIREMENTS OF THE JURISDICTIONS WHERE SOLICITATIONS BY THE CDM AND THE AGENTS, BROKERS AND FIELD REPRESENTATIVES OF THE CDM FOR CONTRACTS OCCUR.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first written above.

___________________                 ____________________________
WITNESS                             Authorized Company Officer

___________________                 ____________________________
WITNESS                             Career Development Manager


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                                   APPENDIX A
                                List of Products

1. Variable Whole Life Insurance Policies with Modified Scheduled Premiums marketed under the name Park Avenue Life ("PAL").

2. Flexible Premium Adjustable Variable Life Insurance Policies marketed under the name Park Avenue Variable Universal Life - Millennium Series ("VUL")*

3. Survivorship Flexible Premium Adjustable Variable Life Insurance Policies marketed under the name Park Avenue Survivorship Variable Universal Life - Millennium Series ("SVUL")*

      *Enhanced Cash Value versions of these products are also available. Where applicable herein, these versions are designated "eVUL" and "eSVUL" respectively.


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                                   APPENDIX B
                                PAL COMPENSATION

A. CDM Additional Compensation (Percentages of First Year Premium)

      ------------------------------------------------------------
                              Type                          Rate
      ------------------------------------------------------------
      PAL Policy Premiums                                   20%
      ------------------------------------------------------------
      PAL Unscheduled Payments                               1%
      ------------------------------------------------------------
      Section IIIB, Paragraph (K)  Additional               30%
      Compensation
      ------------------------------------------------------------

B. Commission Schedule (Percentages of Premium)

        --------------------------------------------------------
         Policy Years        PAL Policy       PAL Unscheduled
                              Premiums            Payments
        --------------------------------------------------------
               1                50%                 3%
        --------------------------------------------------------
         2 through 10            5%                 3%
        --------------------------------------------------------

The first policy year commission rate of 50% shall be reduced where policies are issued at ages over 70 with actual rates payable determined by deducting from the figure 120 ages of applicable insureds as of policy issue dates.

No compensation shall be payable on PAL policy premiums skipped under the Premium Skip Option of PAL policies. If unscheduled payments are received when policies should be on the Premium Skip Option, renewal commissions on such payments shall be based on renewal rates of PAL policy premiums applied up to amounts of premium that correspond to renewal PAL policy premiums that would otherwise have been paid if not for the Premium Skip Option being in effect with standard renewal rates on unscheduled payments applied to any premiums received above such PAL policy premium levels.


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                                   APPENDIX C
                             VUL & SVUL COMPENSATION

A. CDM Additional Compensation (Percentages of First Year Premium)

       ------------------------------------------------------------
                               Type                          Rate
       ------------------------------------------------------------
       Target Premiums                                       20%
       ------------------------------------------------------------
       Excess Premiums                                        1%
       ------------------------------------------------------------
       Section IIIB, Paragraph (K)  Additional               40%
       Compensation
       ------------------------------------------------------------

B. Commission Schedule (Percentages of Premium)

       --------------------------------------------------------
        Policy Years    VUL & SVUL Target   VUL & SVUL Excess
                            Premiums            Premiums
       --------------------------------------------------------
              1                55%                 3%
       --------------------------------------------------------
        2 through 10            4%                 3%
       --------------------------------------------------------

In addition, .0125% of unloaned account values shall be payable monthly policy years 11 and over as long as the producer contract shall not have been terminated.

The first policy year commission rate of 55% shall be reduced where policies are issued at ages over 70 with actual rates payable determined by deducting from the figure 125 ages of applicable insureds as of policy issue dates.


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                                   APPENDIX D
                            eVUL & eSVUL COMPENSATION

A. CDM Additional Compensation (Percentages of First Year Premium)

      ------------------------------------------------------------
                              Type                          Rate
      ------------------------------------------------------------
      Target Premiums                                       20%
      ------------------------------------------------------------
      Excess Premiums                                        1%
      ------------------------------------------------------------
      Section IIIB, Paragraph (K)  Additional                5%*
      Compensation
      ------------------------------------------------------------

      *Also applicable to target premiums paid in policy years 2 through 4

B. Commission Schedule (Percentages of Premium)

        --------------------------------------------------------
         Policy Years      eVUL & eSVUL        eVUL & eSVUL
                          Target Premiums     Excess Premiums
        --------------------------------------------------------
          1 through 4           20%                 3%
        --------------------------------------------------------
         5 through 10            7%                 3%
        --------------------------------------------------------

In addition, .0125% of unloaned account values shall be payable monthly policy years 11 and over as long as the producer contract shall not have been terminated.

The first policy year commission rate of 20% shall be reduced where policies are issued at ages over 70 with actual rates payable determined by deducting from the figure 90 ages of applicable insureds as of policy issue dates.


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                                   APPENDIX E
                     ALLOCATION OF PREMIUMS AND THEIR EFFECT
                     ON VUL, SVUL, eVUL & eSVUL COMPENSATION

A.    General

      In a first policy year, premiums will first be applied to policy target premium. These will be compensated at first year rates. Any premiums received in the first year of a policy exceeding policy target premium will be considered excess premium to be compensated at excess rates.

      In policy years 2 through 10, any premium received up to the policy target premium will be applied as policy target premium and receive compensation at target premium renewal rates. Any premium exceeding the policy target premium in policy years two through ten will be considered excess premium to be compensated at excess rates.

B.    Increases In Coverage

      Coverage increases will be reflected in self-contained segments of policies that have their own policy effective dates, policy year durations and target premiums. Premiums for policies with increases in coverage will be applied to each coverage and associated target premiums in the order the coverages were issued (earliest first). When the sum of the premiums during a given policy year exceeds the sum of all applicable target premiums, any additional amount will be allocated prorata based on target premiums for each coverage. The amount thus allocated will be processed as outlined in the above general description (i.e. it will be processed with reference to policy years of the coverages and amounts of applicable target premiums paid).

C.    Decreases In Coverage

      A coverage decrease will be applied to a last previous coverage increase, if any, or to the initial coverage should no coverage increase have taken place. Such decrease will not reduce target premium.


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